Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.dlapiper.com

T	410.580.3000
F	410.580.3001

August 28, 2018

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

RE:                         Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to W. P. Carey Inc., a Maryland corporation (the “Company”), and have been asked to render this opinion in connection with the Registration Statement on Form S-4, File No. 333-226408 (as amended through the date hereof, the “Registration Statement”), including the joint proxy statement/prospectus contained therein at the time the Registration Statement is declared effective (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, the registration and issuance by the Company of up to 53,861,327 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to be issued pursuant to the definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 17, 2018, by and among Corporate Property Associates 17 – Global Incorporated, a Maryland corporation (“CPA: 17 Global”), the Company, CPA17 Merger Sub LLC, a Maryland limited liability company, and an indirect wholly-owned subsidiary of the Company (“Merger Sub”), and each of the other parties thereto for the limited purposes set forth therein.  Pursuant to the Merger Agreement, CPA: 17 Global will merge with and into Merger Sub, with Merger Sub surviving as a direct subsidiary of WPC Holdco LLC, a Maryland limited liability company, and a direct subsidiary of the Company (the “Merger”).

In our capacity as the Company’s counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)                                 The Registration Statement, including the Prospectus contained therein;

(b)                                 The charter of the Company, as in effect on the date hereof, represented by the Articles of Amendment and Restatement filed of record with the Maryland State Department of Assessments and

Taxation (the “SDAT”) on June 15, 2017 (in the form attached to the Officer’s Certificate (as defined below), (the “Charter”);

(c)                                  The Fifth Amended and Restated Bylaws of the Company, dated as of June 15, 2017 and as in effect on the date hereof (in the form attached to the Officer’s Certificate) (the “Bylaws”);

(d)                                 Resolutions adopted by the Company’s Board of Directors on June 16, 2018 and resolutions adopted by a Special Committee of the Company’s Board of Directors on August 14, 2018 and on August 27, 2018, relating to, among other matters, (i) the filing of the Registration Statement and the Prospectus, (ii) the registration and issuance of the Shares pursuant to the Merger Agreement, (iii) the approval of the Merger and the Merger Agreement and the issuance of the Shares and other transactions contemplated thereby and (iv) the execution, delivery and performance of the obligations of the Company pursuant to the Merger Agreement (in each case, as attached to the General Counsel’s Certificate (as defined below));

(e)                                  The Merger Agreement, (as filed as Annex A to the Registration Statement and attached to the Officer’s Certificate);

(f)                                   The Articles of Merger relating to the Merger in the form to be filed with the SDAT (the “Articles of Merger”), as attached to the Officer’s Certificate;

(g)                                  A certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(h)                                 A certificate of the General Counsel of the Company, dated as of the date hereof, as to the resolutions adopted by the Company’s Board of Directors and the Special Committee (the “General Counsel’s Certificate”);

(i)                                     A short form good standing certificate with respect to the Company issued by the SDAT, dated as of a recent date; and

(j)                                    Such other documents as we have considered necessary to the rendering of the opinions expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following:  (a) each of the parties to the Documents (other than the

Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement, and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party’s (other than the Company’s) obligations set forth in the Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modification or amendments or supplements identified above and attached to the Officer’s Certificate or the General Counsel’s Certificate, as applicable) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as certified, photostatic or telecopies or portable document file (“.PDF”) copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights and obligations of the parties thereunder and the accuracy and completeness of all public records reviewed.  As to all factual matters relevant to the opinion set forth below, we have relied upon the Officer’s Certificate and the General Counsel’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete and on the written statements and representations of officers of the Company and of public officials.

We have also assumed that (i) the Registration Statement, and any amendments thereto, will have been declared effective (and will remain effective at the time of issuance of any of the Shares), and (ii) the Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, and limited in all respects to applicable Maryland law, it is our opinion that the Shares have been duly authorized and when (a) the Articles of Merger have been duly filed of record with the SDAT, and (b) the Shares have been duly issued in accordance with the Merger Agreement upon consummation of the Merger and as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is subject to the following assumptions, exceptions, qualifications and limitations:

(A)                               We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(B)                               We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction or as to federal or state tax laws or laws regarding fraudulent transfers.

(C)                               The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law that may hereafter occur.

(D)                               This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are with in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)